Exhibit 99.1

Dear Stockholder:

On December 15, 2014, Inland American conducted our annual stockholder meeting. During the annual meeting stockholders reelected all directors with an average affirmative vote of 95.32% of the votes cast in person or by proxy at the annual meeting and ratified KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014.

During the meeting, management summarized our strategy and accomplishments in 2014. These accomplishments were discussed in last month’s letter, which included:

•    Concluding the self-management process;

•    Completion of a modified “Dutch Auction” tender offer for approximately $395 million in value of our common stock;

•    Announcement of the potential spin-off and listing of Xenia Hotels & Resorts, Inc.;

•    And the $1.1 billion sale of the select service hotel portfolio.

Key points and themes were also reviewed, as discussed in previous letters and filings:

•    Inland American made significant progress on our stated long-term strategy.

•    The REIT’s debt maturities and capital structure are stable, providing us flexibility to execute our business strategies.

•    In addition to the previous announcements, management and the Board plan to continue to explore various strategic transactions related to our platforms designed to increase share value and provide liquidity for our stockholders.

The annual meeting concluded an eventful year for Inland American and we are focused on continuing the momentum and energy developed last year.

Potential Spin-Off & Listing of Xenia Hotels & Resorts

We continue to make progress on the potential spin-off and listing of Xenia into a standalone, publicly-traded lodging REIT. This event will, if completed, provide a liquidity opportunity to our stockholders. We currently anticipate that the spin-off will occur in the first half of 2015 and possibly as early as the first quarter.

As mentioned in previous letters, with Xenia owning all of Inland American’s current lodging portfolio and these assets producing a substantial portion of Inland American’s cash flow from operations, if the spin-off of Xenia occurs,

Inland American’s distribution payments will decrease. In addition, if the spin-off of Xenia occurs, we expect that the distributions paid by Inland American and Xenia will be less for both companies individually, and on a combined basis, than the current level of distributions paid by Inland American.

New Estimated Share Value

With the announced potential spin-off of Xenia by Inland American, the timing of Inland American’s new estimated share value is uncertain. If the spin-off is consummated, we currently plan to publish a new estimated share value in closer proximity to the Xenia spin-off date. Regardless of the timing, once the new estimated share value is determined, we will communicate it to our stockholders.

Year-end 1099 Tax Forms

Form 1099-DIVs for Inland American will be mailed to stockholders no later than January 31, 2015 by DST Systems, Inc., Inland American’s transfer agent. If your investment is held in a retirement account, such as an IRA, SEP or ROTH, your custodian will provide you with any necessary tax information. In preparation for 2014 tax reporting, we anticipate that the amount of distributions that will be treated as income will be similar to last year’s percentage. This percentage is being driven by the significant number of properties we successfully sold at a gain in 2014. Please consult your tax professional with any questions regarding the filing of your individual tax return. We are unable to provide tax or legal advice.

Cash Distribution

Enclosed is a check for your cash distribution equaling $0.041666667 per share for the month of December 2014. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As a reminder, with the potential spin-off of Xenia, the distribution reinvestment plan (“DRP”) and share repurchase program have been suspended until further notice. Any stockholders who previously received their monthly distributions through the DRP will now receive a check or distribution statement showing their monthly distribution deposits.

Sincerely,

INLAND AMERICAN REAL ESTATE TRUST, INC.

Robert D. Parks	Thomas P. McGuinness
Chairman of the Board	President, CEO

Certain statements in this letter constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “predict,” “potential,” “continue,” “likely,” “plan,” “seek,” “may,” “will,” “should,” “would” and “could.” Similarly, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to the financial performance of Inland American Real Estate Trust, Inc. (the “Company”), its investment strategy and portfolio, cash flows, growth prospects, legal proceedings, acquisitions and dispositions, strategic transactions, amount and timing of anticipated future cash distributions, amount and timing of anticipated cash proceeds from any previously announced sale transactions, the anticipated impact of the self-management transactions on the Company’s results of operations, the proposed spin-off of Xenia Hotels and Resorts, Inc. (“Xenia”) and other matters are forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. These factors include, but are not limited to: market and economic volatility experienced by the U.S. economy or real estate industry as a whole, and the local economic conditions in the markets in which the Company’s properties are located; the state of the debt and equity capital markets; the Company’s ability to refinance maturing debt or to obtain new financing on attractive terms; purchase price adjustments in accordance with the terms of the select service purchase agreement; indemnification obligations; the Company’s ability to satisfy closing conditions required for the consummation of acquisitions and dispositions, including the Company’s ability to obtain lender consents and other third-party consents and the timing of such consents; the availability of cash flow from operating activities to fund distributions; future increases in interest rates; actions or failures by the Company’s joint venture partners, including development partners; the Company’s expectations with respect to the timing of the spin-off and the potential failure to satisfy certain closing conditions with respect to the spin-off; a failure by the SEC to declare Xenia’s preliminary registration statement on Form 10 effective in a timely manner or at all; a failure by the NYSE to authorize the listing of Xenia’s common stock in a timely manner or at all; the Company’s board of directors determining that the completion of the spin-off is not in the Company’s best interests and determining not to consummate the spin-off; and Xenia’s ability (or lack thereof) to operate successfully as a self-managed REIT. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, except as may be required by applicable law. This letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities.